UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRSTION OF CERTSIN CLASSES OF SERCURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   JULY 10, 2015

Service Team Inc.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

18482 Park Villa Place Villa Park, CA 92861
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box   [X]

Securities Act registration statement file number to which this form relates: (if applicable) 333-178210

Securities to be registered pursuant to section 12(g) of the Act.

Common Stock $0.001 par value
(Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

Incorporation by reference to "Description of Securities" in Registration Statement on Form S-1 number 333-178210 (the "Registration Statement")

Item 2.  Exhibits.

The following exhibits are incorporated herein by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission , SEC File Number 333-178210 on October 4, 2012.

Exhibit No.	Document Description

3.1.1	Articles of Amendment

3.2	Bylaws

4.1	Specimen Common Stock Certificate.

4.2	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Service Team Inc. (Registrant)
July 9, 2015	By:	/s/ Robert L. Cashman
		Name:	Robert L. Cashman
		Title:	President and Chief Financial Officer and a member of the Board of Directors